CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

Andersen Group, Inc.

            The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

            FIRST:  The name of the corporation is:

Andersen Group, Inc.

            SECOND:  The corporation hereby amends its Certificate of Incorporation as follows:

            Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

            "FIRST:  The name of the corporation is:

Moscow CableCom Corp."

            THIRD:  The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I hereunto sign my name this twenty-fourth day of February, 2004.

                                                /S/    FRANCIS E. BAKER ___________________________
                                                         Francis E. Baker
                                                         Chairman of the Board of Directors